Exhibit 99.1

Baker Hughes, a GE company Announces Early Tender Results of
Maximum Tender Offers by Baker Hughes, a GE company, LLC
LONDON & HOUSTON (December 18, 2017) — Baker Hughes, a GE company (NYSE: BHGE) (“BHGE”) announced today the early tender results of the previously announced cash tender offers (the “Maximum Tender Offers”) by its subsidiary, Baker Hughes, a GE company, LLC (“BHGE LLC”) to purchase up to $175 million (the “Aggregate Maximum Purchase Price”) in aggregate purchase price of the outstanding (i) 8.550% Debentures due 2024 (the “2024 Notes”) and (ii) 6.875% Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Securities”).  The terms and conditions of the Maximum Tender Offers are described in the Offer to Purchase, dated December 4, 2017 (the “Offer to Purchase”), and remain unchanged.
According to information provided by D.F. King & Co., Inc., the tender and information agent for the Maximum Tender Offers, approximately $68.5 million in combined aggregate principal amount of the Securities listed in the table below were validly tendered and not validly withdrawn prior to or at 5:00 p.m., New York City time, on December 15, 2017 (the “Early Tender Date”).

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding Prior to Maximum Tender Offers	Acceptance Priority Level	Aggregate Principal Amount Tendered(c)
8.550% Debentures due 2024(a)	957674 AD6	$112,944,000	1	$6,117,000
6.875% Notes due 2029(b)	057224 AK3	$305,788,000	2	$62,386,000

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(a) The 2024 Notes were issued by Western Atlas Inc., a subsidiary of BHGE LLC, as ultimate successor to BJ Services Company.  On July 3, 2017, BHGE LLC, Baker Hughes Co-Obligor, Inc. (“Co-Obligor”), Baker Hughes Oilfield Operations, LLC and Baker Hughes International Branches, LLC became co-obligors of the 2024 Notes.
(b) The 2029 Notes were issued by Baker Hughes Incorporated (“BHI”).  On July 3, 2017, BHGE LLC, as successor to BHI, and the Co-Obligor became co-obligors of the 2029 Notes.
(c) As of the Early Tender Date.
The principal amount of each series of Securities listed in the table above ultimately accepted for purchase will depend upon the determination of the consideration to be paid in the Maximum Tender Offers for each series of Securities validly tendered and accepted for purchase as described in the Offer to Purchase (the “Total Consideration”), at 11:00 a.m., New York City time, on December 18, 2017, and will be subject to the Aggregate Maximum Purchase Price, the application of the Acceptance Priority Levels (as set forth in the table above) and proration.

The aggregate purchase price for the Securities includes the applicable Total Consideration and excludes accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date of the Securities accepted for purchase (“Accrued Interest”) and excludes fees and expenses related to the Maximum Tender Offers.

The settlement date for the Securities validly tendered and accepted for payment on the Early Tender Date is expected to be December 19, 2017, the second business day after the Early Tender Date. Securities not accepted for purchase will be promptly credited to the account of the registered holder of such Securities with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

Holders of Securities validly tendered and not validly withdrawn prior to or at the Early Tender Date will be eligible to receive the applicable Total Consideration, which includes an early tender premium of $50 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such holders and accepted for purchase by BHGE LLC. All payments for Securities purchased in connection with the Early Tender Date will also include Accrued Interest. In accordance with the terms of the Maximum Tender Offers, the withdrawal deadline was 5:00 p.m., New York City time, on December 15, 2017. As a result, tendered Securities may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by BHGE LLC).

The Maximum Tender Offers will expire at 12:00 midnight, New York City time, on January 2, 2018 (one minute after 11:59 p.m., New York City time, on January 2, 2018), unless extended or earlier terminated.

BHGE LLC is funding the purchase of Securities accepted for purchase pursuant to the Maximum Tender Offers with part of the proceeds from the issuance of BHGE LLC’s 2.773% senior notes due 2022, 3.337% senior notes due 2027 and 4.080% senior notes due 2047, which was completed on December 11, 2017.

BHGE LLC has retained Morgan Stanley & Co. LLC and Barclays Capital Inc. to serve as dealer managers for the Tender Offers. D.F. King & Co., Inc. has been retained to serve as the information agent and the depositary for the Maximum Tender Offers.
Questions regarding the Maximum Tender Offers may be directed to: Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 or Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581.  The Offer to Purchase may be accessed at the following link: http://www.dfking.com/bhge or obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (866) 796-7179 (bankers and brokers can call collect at 212-269-5550) or by e-mail at bhge@dfking.com.
This news release shall not be construed as an offer to purchase or sell or a solicitation of an offer to purchase or sell any of the Securities or any other securities.  BHGE LLC, subject to applicable law, may amend, extend or terminate the Maximum Tender Offers and may postpone the acceptance for purchase of, and payment for, the Securities so tendered.

The Maximum Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of BHGE, BHGE LLC, the dealer managers, the information agent or the depositary makes any recommendations as to whether holders of the Securities should tender their Securities pursuant to the Maximum Tender Offers.
Forward-Looking Statements
This news release may contain forward-looking statements (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in BHGE’s Registration Statement on Form S-4 (File No. 333-216991), filed by BHGE with the Securities and Exchange Commission (“SEC”) and declared effective on May 30, 2017; BHGE’s subsequent quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2017 and September 30, 2017; BHGE LLC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2017; and those set forth from time to time in other filings with the SEC by BHGE and BHGE LLC. The documents are available through BHGE’s website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
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About Baker Hughes, a GE company
Baker Hughes, a GE company (NYSE: BHGE) is a fullstream provider of integrated oilfield products, services and digital solutions. We deploy minds and machines to enhance customer productivity, safety and environmental stewardship, while minimizing costs and risks at every step of the energy value chain. With operations in over 120 countries, we infuse over a century of experience with the spirit of a startup - inventing smarter ways to bring energy to the world.
Investor Contact:
Philipp Mueller, +1 281 809 9088, investor.relations@bhge.com

Media Contacts:
Stephanie Cathcart, +1 202 549 6462, stephanie.cathcart@bhge.com
Melanie Kania, +1 713 439 8303, melanie.kania@bhge.com